Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerge Energy Services LP
Southlake, Texas

We hereby consent to the incorporation by reference into Registration Statement on Form S-8 (Reg. No. 333-188604) of our report dated March 24, 2014, relating to the consolidated financial statements of Emerge Energy Services LP, which appears in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
March 24, 2014